EXHIBIT A
                                                                     ---------

                             JOINT FILING AGREEMENT
                             ----------------------

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.01 par value per share, of Steel Dynamics, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 14, 2003



GENERAL ELECTRIC CAPITAL CORPORATION



By:   /s/ Richard B. Silva
   -------------------------------------------------
      Name:  Richard B. Silva
      Title: Vice President



GE CAPITAL CFE, INC.



By:   /s/ Timothy G. Kelly
   -------------------------------------------------
      Name:  Timothy G. Kelly
      Title: Vice President



GENERAL ELECTRIC CAPITAL SERVICES, INC.



By:   /s/ Amy Fisher
   -------------------------------------------------
      Name:   Amy Fisher
      Title:  Attorney-in-fact



GENERAL ELECTRIC COMPANY



By:   /s/ Amy Fisher
   -------------------------------------------------
      Name:  Amy Fisher
      Title: Attorney-in-fact



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